                                                                     EXHIBIT 1.1



                              OXY CAPITAL TRUST I

                          (a Delaware business trust)

                        20,000,000 Preferred Securities

         8.16% Trust Originated Preferred Securities/SM/ ("TOPrS"/SM/)
               (Liquidation Amount of $25 Per Preferred Security)

                             UNDERWRITING AGREEMENT



Dated: January 13, 1999



-----------------------
"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                               Table of Contents

                                                                            Page
                                                                            ----
SECTION 1.  Representations and Warranties.................................    3
SECTION 2.  Sale and Delivery to Underwriters; Closing.....................    7
SECTION 3.  Foreign Offerings..............................................    9
SECTION 4.  Covenants of the Offerors......................................   11
SECTION 5.  Payment of Expenses............................................   13
SECTION 6.  Conditions of Underwriters' Obligations........................   14
SECTION 7.  Indemnification................................................   21
SECTION 8.  Contribution...................................................   23
SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.   24
SECTION 10. Termination of Agreement.......................................   24
SECTION 11. Default by One or More of the Underwriters.....................   25
SECTION 12. Notices........................................................   26
SECTION 13. Parties........................................................   26
SECTION 14. GOVERNING LAW AND TIME.........................................   26
SECTION 15. Effect of Headings.............................................   26

                                   SCHEDULES

Schedule A - List of Underwriters......................................  Sch A-1
Schedule B - Pricing Information.......................................  Sch B-1

                                    EXHIBITS

Exhibit A - Form of Opinion of Skadden, Arps, Slate, Meagher and Flom LLP..  A-1
Exhibit B - Form of Opinion of Emmet, Marvin & Martin LLP..................  B-1
Exhibit C - Form of Opinion of Richards, Layton & Finger, P.A. ............  C-1

                              OXY CAPITAL TRUST I

                          (a Delaware business trust)

                        20,000,000 Preferred Securities

         8.16% Trust Originated Preferred Securities/SM/ ("TOPrS"/SM/)
               (Liquidation Amount of $25 Per Preferred Security)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                January 13, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower
    World Financial Center
    New York, New York 10281-1209

Ladies and Gentlemen:

     Oxy Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.), and Occidental Petroleum Corporation, a Delaware corporation ("Occidental" or the "Guarantor" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the

-----------------------
"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 8.16% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Preferred Securities") set forth in said Schedule A, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of the additional 1,000,000 Preferred Securities to cover over-allotments, if any. The aforesaid 20,000,000 Preferred Securities (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,000,000 Preferred Securities subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Preferred Securities will be guaranteed by the Guarantor with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of January 20, 1999, between the Guarantor and The Bank of New York, as Trustee (the "Preferred Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Guarantor's agreement pursuant to the Officers' Certificate (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings").

     The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Guarantor of its common securities (the "Common Securities") guaranteed by the Guarantor, to the extent set forth in such guarantee, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee the "Guarantees") pursuant to a Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of January 20, 1999 between the Guarantor and The Bank of New York, as Trustee, and will be used by the Trust to purchase $515,463,925 aggregate principal amount of 8.16% Subordinated Deferrable Interest Notes due 2039 (the "Subordinated Debt Securities") to be issued by Occidental and, if all or any part of the Option Securities are purchased, up to an additional $25,773,200 aggregate principal amount of Subordinated Debt Securities (the "Option Subordinated Debt Securities"). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of January 20, 1999 (the "Declaration"), among the Guarantor, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of January 20, 1999 (the "Base Indenture"), among the Guarantor and The Bank of New York, as trustee (the "Debt Trustee"), and an officers' certificate as provided for in the Base Indenture (the "Officers' Certificate," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture").

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-69303) and, if applicable, one or more amendments thereto covering the registration of (i) the Securities and (ii) the debt securities of Occidental under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the

Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as amended, if applicable) has been declared effective by the Commission and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Offerors have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and 424(b). The information included in such Term Sheet that was omitted from such registration statement at the time it became effective but that is deemed part of such registration statement at the time it became effective is referred to as "Rule 434 Information." Each prospectus used before such Rule 424(b) prospectus has been filed and any prospectus that omitted the Rule 434 Information, in each case that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and so incorporated or deemed to be incorporated by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"), at the time it became effective and including the Rule 434 Information is herein called the "Registration Statement." Any related registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the prospectus supplement relating to the Securities and the Incorporated Documents, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (as amended, supplemented or replaced and provided to the Underwriters for use in connection with the offering of the Securities if such amendment, supplement or replacement is not required to be filed by the Offerors pursuant to Rule 424(b)) is herein called the "Prospectus." Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Securities shall not be deemed to have supplemented the Prospectus. If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 8, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

     For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.    Representations and Warranties.  The Offerors jointly and
                   ------------------------------
severally represent and warrant to each of the Underwriters as follows:

          (a) The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Securities, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Securities will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (b) Each preliminary prospectus relating to the Securities filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, when so filed, and the Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the date hereof, at the Closing Time (as defined herein) and at the Delivery Date (as defined herein), if applicable, the Registration Statement and the Prospectus, and any supplement or amendment thereto relating to the Securities, comply and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto relating to the Securities, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by any Underwriter expressly for use therein or to those parts of the Registration Statement that constitute the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Form T-1"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In the event that the Registration Statement (including any prospectus filed as part of the Registration Statement), any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing was or is filed electronically pursuant to EDGAR, then the Registration Statement (including any prospectus filed as part thereof), such preliminary prospectus, the Prospectus and any such amendment or supplement delivered to the Underwriters for use in connection with the offering of the Securities was or will be, as the case may be, identical (as to content) to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c) This Agreement has been duly authorized by each of the Trust and Occidental and conforms in all material respects to the description thereof in the Prospectus.

          (d)  The Indenture has been duly authorized by Occidental.

          (e) The Indenture (assuming the due authorization, execution and delivery thereof by the Debt Trustee) is, and the Subordinated Debt Securities (when executed by Occidental and authenticated and issued in accordance with the Indenture and delivered to and paid for by the purchaser thereof) will be, the legal, valid and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and
     (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Preferred Securities (when executed by the Trust and authenticated in accordance with the terms of the Declaration and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Declaration (subject to the exceptions set forth in the preceding sentence).

          (f) Occidental and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Corporation, a California corporation (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries") is a validly existing corporation in good standing under the laws of its state of incorporation. Occidental and each Principal Domestic Subsidiary has full corporate power and authority to own its properties and carry on its business as presently conducted, as described in the Prospectus, and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on Occidental and its subsidiaries, taken as a whole. All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable, and is owned by Occidental, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Principal Domestic Subsidiary, except for rights, warrants or options held by Occidental.

          (g) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless Occidental has notified the Underwriters as provided in Section 4(d) hereof, there has not been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

          (h) Occidental is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including, without limitation, the issuance and sale of the Preferred Securities, the Preferred

     Securities Guarantee and the Subordinated Debt Securities) and compliance by the Trust and Occidental with their respective obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of Occidental, in each case, as amended, or the certificate of trust, as amended (the "Certificate of Trust") of the Trust, (B) any agreement or instrument (which is, individually or in the aggregate, material to Occidental and its subsidiaries, taken as a whole, or the Trust) to which Occidental or the Trust is a party or by which either is bound or (C) any order of any court or governmental agency or authority presently in effect and applicable to Occidental, any Principal Domestic Subsidiary or the Trust. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Securities might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Securities.

          (i) To the best of Occidental's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The consolidated financial statements included in the Registration Statement and Prospectus, or incorporated therein by reference, fairly present the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

          (j) The Preferred Securities Guarantee Agreement has been duly authorized and, at the Closing Time, will have been duly executed by Occidental and (assuming the due authorization, execution and delivery by the Preferred Guarantee Trustee) constitutes the legal, valid and binding agreement of Occidental enforceable against Occidental in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (k) The Preferred Securities, the Subordinated Debt Securities, the Preferred Securities Guarantee, the Declaration and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (l) The Declaration has been duly authorized by the Regular Trustees (as defined in the Declaration), and, at the Closing Time, will have been duly executed and delivered by the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee under the Declaration (the "Property

     Trustee") and the Delaware Trustee under the Declaration (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Trustees"), the Declaration will, at the Closing Time, be a valid and binding obligation of the Regular Trustees, enforceable against the Regular Trustees in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been qualified under the 1939 Act.

          (m) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

          (n) Additional Certifications. Any certificate signed by any officer or trustee of the Offerors and delivered to the Underwriters or to counsel for the Underwriters in connection with transactions contemplated hereby shall be deemed a representation and warranty by the respective Offeror to the Underwriters as to the matters covered thereby on the date of such certificate.

     SECTION 2. Sale and Delivery to Underwriters; Closing.
                ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties
         ------------------
herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Option Securities. In addition, on the basis of the representations and
         -----------------
warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,000,000 Preferred Securities at the price per Preferred Security set forth in Schedule B, less an amount per Preferred Security equal to any distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust and the Guarantor setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery (the "Delivery Date") for such Option Securities. Any such time and a Delivery Date shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Preferred Securities.

     (c) Commission. As compensation to the Underwriters for their commitments
         ----------
hereunder and in view of the fact that the proceeds of the sale of the Securities will be used to purchase the Subordinated Debt Securities of Occidental, Occidental hereby agrees to pay to the Representatives, for the accounts of the several Underwriters, a commission per Preferred Security set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

     (d) Payment. Payment of the purchase price for, and delivery of
         -------
certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, 10877 Wilshire Boulevard, Los Angeles, California 90024, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. (Eastern time) on January 20, 1999 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Guarantor and the Trust, on each Delivery Date as specified in the notice from the Representatives to the Guarantor and the Trust.

     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust to the Underwriters, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Delivery Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     At the Closing Time and on each Delivery Date, Occidental will pay, or cause to be paid, the commission payable at such time to the Underwriters under
Section 2(c) hereof by wire transfer of immediately available funds to a bank account designated by Merrill Lynch.

     (e) Denominations; Registration. Certificates for the Initial Securities
         ---------------------------
and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Delivery Date, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Delivery Date, as the case may be.

     SECTION 3. Foreign Offerings.
                -----------------

     Each Underwriter, severally and not jointly, represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Securities, only with the prior written consent of Occidental and in full compliance with any requirements and procedures established by Occidental with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

     In particular and without limiting the generality of the foregoing:

          (a) Each Underwriter, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

          (b) With respect to the United Kingdom, each Underwriter, severally and not jointly, represents and agrees that (A) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Time, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 (the "Financial Services Act") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (C) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (c) With respect to Japan, each Underwriter understands that the Securities have not been, and will not be, registered under the Securities and Exchange Law of Japan, and, accordingly, each Underwriter, severally and not jointly, represents and agrees that in connection with the initial offering of any of the Securities, it has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell, any of the Securities in Japan or to any resident of Japan (including any corporation or other entity incorporated or organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to any such resident of Japan, except, in each case, in compliance in all material respects with the Securities and Exchange Law of Japan.

With respect to the Provinces of Canada (the "Provinces"), each Underwriter, severally and not jointly, represents and agrees that, in connection with the initial offering of any of the Securities, (A) it will not, directly or indirectly, offer or sell any of the Securities in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the date (the "Canadian Ending Date") set by Occidental for the end of the offer of such Securities, and, without the prior written consent of Occidental, it will not distribute or permit to be distributed any Prospectus in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the Canadian Ending Date, (B) with respect to anything done by such Underwriter in relation to the Securities in, from, or otherwise involving, any of the Provinces, it has complied, and will comply, in all material respects, with all applicable provisions of the securities legislation of Canada and the Provinces (the "Canadian Securities Legislation") (including, without limitation, the conveyance, or the provision of assistance to Occidental in conveying, any right of rescission, damages or other right as required by applicable Canadian Securities Legislation) so that any offer or sale of any of the Securities in the Provinces, or any of them, will qualify for exemptions from prospectus, registration and equivalent requirements, or exemptions from other applicable requirements, as prescribed by the Canadian Securities Legislation in force at the time when such offer or sale is made, provided that such offer or sale is made pursuant to the Prospectus, as supplemented to the extent required by the Canadian Securities Legislation (the Prospectus, as so supplemented, hereinafter referred to as the "Canadian Offering Memorandum"), (C) with respect to Securities offered or sold, or to be offered or sold, by such Underwriter, or Securities purchased, or to be purchased, by such Underwriter, it has provided, and will provide, investors, where required pursuant to the provisions of applicable Canadian Securities Legislation, with (1) the Canadian Offering Memorandum, and (2) a list of the documents filed by Occidental with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus, dated January 13, 1999, and will obtain from each of such investors an acknowledgement in form satisfactory to Occidental, and (D) with respect to any such sale of the Securities made by such Underwriter, it will effect all necessary filings in connection with such sale, including, without limitation, any required filings of (x) reports of trades and
(y) the Canadian Offering Memorandum, in each case with provincial securities commissions, as required pursuant to the provisions of applicable Canadian Securities Legislation.

     SECTION 4.    Covenants of the Offerors.  Each of the Offerors jointly and
                   -------------------------
severally covenants with each Underwriter as follows:

          (a) Notice of Certain Events. During the period from the date hereof
              ------------------------
     to and including the time at which the distribution of the Securities is completed, the Offerors will notify the Representatives promptly (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Proposed Filings. During the period from the date hereof to and
              ----------------
     including the Closing Time, the Offerors will not file any amendment or supplement to the Registration Statement or the Rule 462(b) Registration Statement, or file any amendment or supplement to the Prospectus, in any such case relating to the Securities, of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object in writing, unless, in the judgment of the Offerors and its counsel, such amendment or supplement is necessary to comply with law.

          (c) Copies of the Registration Statement, the Rule 462(b) Registration
              ------------------------------------------------------------------
     Statement and the Prospectus. The Company will deliver to each of the
     ----------------------------
     Underwriters one copy of the signed and as many conformed copies of the Registration Statement (as originally filed), the Rule 462(b) Registration Statement, if any, and of each amendment thereto relating to the Securities (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Offerors will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

          (d) Revisions of Prospectus--Material Changes. So long as the
              -----------------------------------------
     Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Offerors and of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given to the Underwriters, and the Offerors will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Underwriters.

          (e) Earnings Statements. Occidental will, on behalf of the Trust, make
              -------------------
     generally available to the Trust's security holders a consolidated earnings statement of Occidental (which need not be audited) covering a period of at least twelve months commencing after the Closing Time (but in no event commencing later than 90 days after the Closing Time), as soon as is reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) and Rule 158 of the 1933 Act.

          (f) Blue Sky Qualifications. The Offerors will endeavor, in
              -----------------------
     cooperation with the Representatives, to qualify the Preferred Securities and the Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate (provided no registration shall be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Preferred Securities and the Subordinated Debt Securities; provided, however, that the Offerors will promptly notify the Underwriters of any suspension of any such qualifications; and provided, further, that the Offerors shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) Filing of Prospectus. Immediately following the execution and
              --------------------
     delivery of this Agreement, the Offerors will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b), copies of a supplement to the Prospectus containing the terms of the Securities and such other information as the Underwriters and the Offerors deem appropriate.

          (h) Listing. The Offerors will use their reasonable best efforts to
              -------
     effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, Occidental will use its reasonable best efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed.

          (i) Restriction on Sale of Securities. During a period of 30 days from
              ---------------------------------
     the date of the Prospectus, neither the Trust nor Occidental will, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or any securities convertible into or exercisable or exchangeable for Preferred Securities to investors other than institutional investors, or file any registration statement under the 1933 Act with respect to any of the foregoing. The foregoing sentence shall not apply to any of the Securities to be sold hereunder.

     SECTION 5. Payment of Expenses.
                -------------------

          (a) Expenses. Occidental will pay all expenses incident to the
              --------
     performance of each Offeror's obligations under this Agreement, including:

               (i) the preparation and filing of the Registration Statement, the Rule 462(b) Registration Statement and all amendments thereto and the Prospectus, any Term Sheets and any amendments or supplements thereto and all Incorporated Documents;

               (ii)   the preparation, filing and printing of this Agreement;

               (iii) the preparation, printing, issuance and delivery of the certificates for the Preferred Securities to the Underwriters;

               (iv) the fees and disbursements of Occidental's and the Trust's counsel, accountants and other advisors;

               (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto;

               (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto;

               (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. relating to the offering made hereby;

               (viii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee, in connection with the Indenture and the Subordinated Debt Securities;

               (ix) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee, in connection with the Declaration and the Certificate of Trust;

               (x) the fees and expenses of the Preferred Guarantee Trustee, including the fees and disbursements of counsel for the Preferred Guarantee Trustee;

               (xi) any fees charged by rating agencies for the rating of the Preferred Securities;

               (xii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange;

               (xiii) the fees and expenses of any transfer agent or registrar for the Securities; and

               (xiv) the cost of qualifying the Preferred Securities with The Depository Trust Company.

          (b)  Termination of Agreement. If this Agreement is terminated
               ------------------------
     pursuant to any of the provisions hereof (otherwise than by notice given by the Representatives in connection with the occurrence of any event set forth in clauses (ii) through (iv) of Section 10(a)), Occidental shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 6. Conditions of Underwriters' Obligations. The obligations of the
                ---------------------------------------
several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof and the accuracy of the statements made in any certificate furnished by either Offeror pursuant to the provisions hereof, to the performance and observance by the Offerors of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be instituted or threatened or, to the knowledge of the Offerors or the Underwriters, contemplated by the Commission; no stop order suspending the sale of the Securities in any jurisdiction designated by the Representatives pursuant to Section 4(f) shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Offerors or the Underwriters, shall be contemplated; any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives. The supplement to the Prospectus referred to in Section 4(g) of this Agreement shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representatives of such timely filing.

          (b) The Underwriters shall have received an opinion from Robert E. Sawyer, Esq., Associate General Counsel for Occidental, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) Occidental has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each Principal Domestic Subsidiary is validly existing in good standing under the laws of its state of incorporation.

               (ii) Occidental has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Declaration, the Indenture and each of the Guarantee Agreements, to borrow money as contemplated in this Agreement and the Indenture, and to issue, sell and deliver the Subordinated Debt Securities, and to purchase, own and hold the Common Securities issued by the Trust.

               (iii) This Agreement, the Guarantee Agreements and the Subordinated Debt Securities have been duly authorized, executed and delivered by Occidental.

               (iv) The Declaration has been duly authorized, executed and delivered by the Guarantor and each of the Regular Trustees.

               (v) The Indenture has been duly authorized, executed and delivered by Occidental and (assuming the due authorization, execution and delivery of the Indenture by the Debt Trustee) is a valid and binding agreement of Occidental enforceable against Occidental in accordance with its terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (vi) No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Securities other than registration thereof under the 1933 Act, qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Securities are to be offered or sold.

               (vii) The Subordinated Debt Securities have been duly authorized by Occidental and, when executed by Occidental and authenticated by the Debt Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Debt Trustee) and issued to and paid for by the Trust, will be entitled to the benefits of the Indenture and will be valid and binding obligations of Occidental enforceable against Occidental in accordance with their terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

               (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

               (ix) The execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of Occidental, in each case, as amended, or the Declaration or the Certificate of Trust, (B) any statute, law or regulation to which Occidental or any Principal Domestic Subsidiary or any of their respective properties may be subject or (C) any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which Occidental or any Principal Domestic Subsidiary was or is now a party or by which it is bound, except that such counsel may state that the opinion set forth in clause (B) of this paragraph (ix) is limited to those statutes, laws or regulations in effect on the date of such opinion which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and that such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Securities are to be offered.

               (x) The Registration Statement and the Rule 462(b) Registration Statement as of their respective effective dates, and the Prospectus, as of its date, including each Incorporated Document when such Incorporated Document was filed or became effective, or if any such Incorporated Document was amended, when such amendment was filed or became effective, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, except that in each case such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or as to the Form T-1.

               (xi) The statements in the Prospectus under the captions "Certain Terms of the Subordinated Notes," "Description of Senior Debt Securities," "Description of Subordinated Debt Securities," "Description of Preferred Securities Guarantees" and "Relationship Among Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held by Each Trust," insofar as they purport to summarize certain provisions of documents specifically referred to therein, are in all material respects accurate summaries of such provisions.

               (xii) Except as set forth in the Prospectus (including the Incorporated Documents), there is not pending or, to the knowledge of such counsel, after reasonable inquiry, threatened any action, suit or proceeding against Occidental or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition of Occidental and its subsidiaries, taken as a whole.

               (xiii) All of the issued and outstanding Common Securities of the Trust are directly owned of record by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the restrictions on transfer set forth in the Declaration and except that such counsel may state that in rendering the opinion set forth in this paragraph (xiii) regarding security interests, mortgages, pledges, liens, encumbrances, claims and equities on the Common Securities of the Trust such counsel has not undertaken any independent investigation of the public record.

               (xiv) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (xv) To the best of such counsel's knowledge, after reasonable inquiry, Occidental is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended.

               (xvi) To the best of such counsel's knowledge, after reasonable inquiry, the execution and delivery of this Agreement and the Indenture by Occidental, the issuance and sale of the Subordinated Debt Securities and the performance by Occidental of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under any agreement or instrument that is, individually or in the aggregate, material to Occidental and its subsidiaries, taken as a whole, and to which Occidental is a party or by which it is bound.

               (xvii) The Declaration and the Preferred Securities Guarantee have been duly qualified under the 1939 Act.

               (xviii) The Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and, assuming due authorization, execution and delivery by The Bank of New York, constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law,
          (c) requirements that a claim with respect to the Preferred Securities Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law,
          (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit, and (e) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

     In rendering such opinion such counsel may state that with respect to certain matters he has relied upon advice of other counsel employed by Occidental who are more familiar with such matters.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Offerors, outside counsel for the Offerors, representatives of the independent public accountants for Occidental, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Rule 462(b) Registration Statement and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus (other than as set forth in paragraph (xi) above) and has not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective, (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by Occidental with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference therein), as the case may be) or the Rule 462(b) Registration Statement at the time such Rule 462(b) Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents) as of its date and as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement or Prospectus or with respect to the Form T-1.

          (c) The Underwriters shall have received an opinion from Skadden, Arps, Slate, Meagher and Flom LLP, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, covering the matters set forth in Exhibit A.

          (d) The Underwriters shall have received an opinion from Emmet, Marvin & Martin llp, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, covering the matters set forth in Exhibit B.

          (e) The Underwriters shall have received an opinion from Richards, Layton & Finger, P.A., dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, covering the matters set forth in Exhibit C.

          (f) The Underwriters shall have received an opinion from Brown & Wood llp, counsel to the Underwriters, dated as of the Closing Time and in form and substance satisfactory to the Underwriters.

          (g) Officer's and Trustee's Certificates. Except as contemplated in
              ------------------------------------
     the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Time, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition of Occidental and its subsidiaries, taken as a whole. The Underwriters shall have received (i) a certificate, dated as of the Closing Time, of a Vice President of Occidental to the effect (a) that there has been no such material adverse change, (b) that the representations and warranties of Occidental in Section 1 hereof (other than Section 1(g)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (c) that Occidental has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Indenture at or prior to the Closing Time and (d) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been initiated or are threatened by the Commission, and (ii) a certificate, dated as of the Closing Time, of a Regular Trustee of the Trust, to the effect (a) that the representations and warranties of the Trust in Section 1 hereof (other than Section 1(g)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (b) that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Indenture at or prior to the Closing Time and (c) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such Regular Trustee's knowledge, no proceedings for that purpose have been initiated or are threatened by the Commission.

          (h) Comfort Letter. On the date hereof, the Underwriters shall have
              --------------
     received a letter from Occidental's independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Underwriters, containing statements and information of a type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; and, if financial statements for any assets, business or entity acquired by Occidental are included or incorporated by reference in the Registration Statement or the Prospectus, the Underwriters shall have received a similar "comfort letter" from a firm of independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Representatives, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement and the Prospectus. Without limitation to the foregoing, the letter delivered by Occidental's independent public accountants shall state that nothing has come to their attention that caused them to believe that at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of Occidental or any increase in consolidated long-term debt of Occidental or any decrease in the stockholders' equity of Occidental, in each case as compared with the amounts shown on the most recent consolidated balance sheet of Occidental incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues or net income of Occidental, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and Occidental.

          (i) Bring-down Comfort Letter. At Closing Time, the Representatives
              -------------------------
     shall have received from Occidental's independent public accountants a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

          (j) Maintenance of Rating. At Closing Time, the Preferred Securities
              ---------------------
     shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Representatives a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have Investment Grade ratings.

          (k) Approval of Listing. At Closing Time, the Preferred Securities
              -------------------
     shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (l) Additional Documents. At Closing Time, counsel for the
              --------------------
     Underwriters shall have been furnished with resolutions of Occidental's Board of Directors authorizing and approving the issuance and sale of the Securities and matters related thereto and such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

          (m) Conditions to Purchase of Option Securities. In the event that the
              -------------------------------------------
     Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of each Delivery Date and, at the relevant Delivery Date, the Representatives shall have received:

               (i) Officers' and Trustee's Certificates. A certificate, dated
                   ------------------------------------
          such Delivery Date, of (i) a Vice President of Occidental and (ii) a Regular Trustee of the Trust confirming that the certificates delivered at the Closing Time pursuant to

          Section 6(g) hereof, as the case may be, remain true and correct as of such Delivery Date.

               (ii) Opinions of Counsel for Company. The favorable opinions of
                    -------------------------------
          (A) Robert E. Sawyer, Esq., Associate General Counsel for Occidental,
          (B) Skadden, Arps, Slate, Meagher and Flom LLP, (C) Emmet, Marvin & Martin llp and (D) Richards, Layton & Finger, P.A., in form and substance satisfactory to counsel for the Underwriters, dated such Delivery Date, relating to the Option Securities to be purchased on such Delivery Date and otherwise to the same effect as the opinions required by Section 6(b), 6(c), 6(d) and 6(e) respectively hereof.

               (iii) Opinion of Counsel for Underwriters. The favorable opinion
                     -----------------------------------
          of Brown & Wood LLP, special counsel for the Underwriters, relating to the Option Securities to be purchased on such Delivery Date and otherwise to the same effect as the opinion required by Section 6(f) hereof.

               (iv) Bring-down Comfort Letter. A letter from Occidental's
                    -------------------------
          independent public accountants, substantially the same in form and substance as the letter furnished to the Representatives pursuant to
          Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Delivery Date.

          (n) Termination of Agreement. If any condition specified in this
              ------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Delivery Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5, and except that the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of
     Section 9 hereof shall remain in effect.

     SECTION 7. Indemnification.
                ---------------

          (a) Indemnification of Underwriters. The Offerors agree to jointly and
              -------------------------------
     severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Occidental; and

               (iii) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

     provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Trust or Occidental with copies of the Prospectus, as so amended or supplemented, such Underwriter thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Security or Securities to the person asserting such loss, liability, claim, damage or expense who purchased such Security or Securities that are the subject thereof from such Underwriter; or (C) as to which such Underwriter may be required to indemnify the Trust or Occidental pursuant to the provisions of subsection (c) of this Section 7; or (D) if such loss, liability, claim, damage or expense is covered by any other written agreement between the Trust or Occidental and such Underwriter pertaining to the sale of the Securities pursuant to which such Underwriter may be required to indemnify the Offerors for such loss, liability, claim, damage or expense.

          (b) Indemnification of the Trust. Occidental agrees to indemnify the
              ----------------------------
     Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 7(a) hereunder.

          (c) Indemnification of the Offerors. Each Underwriter agrees,
              -------------------------------
     severally and not jointly, to indemnify and hold harmless the Offerors, their directors, their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
     Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Trust or Occidental by or on behalf of any such Underwriter expressly for use in the Registration Statement or the Prospectus.

          (d)  General.
               -------

                    (1) In case any action, suit or proceeding (including any
               governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Trust or Occidental pursuant to this Section 7, such Underwriter or controlling person shall promptly notify Occidental in writing, and Occidental shall assume the defense thereof, including the employment of counsel and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person, unless (A) the employment of such counsel shall have been specifically authorized in writing by Occidental, (B) Occidental shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Trust or Occidental, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Trust or Occidental (in which case, if such Underwriter or such controlling person notifies Occidental in writing that it elects to employ separate counsel at the expense of Occidental, Occidental shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that Occidental shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by the Representatives, on behalf of all such Underwriters and all such controlling persons).

                    (2) In case any action, suit or proceeding (including any
               governmental or regulatory investigation or proceeding) shall be brought against the Trust or Occidental, any of their directors, officers or trustees, or any person controlling either Occidental or the Trust, with respect to which indemnity may be sought against any Underwriter pursuant to this Section 7, such Underwriter shall have the rights and duties given to Occidental by subsection
               (d)(i) of this Section 7, and Occidental, the Trust, their directors, officers and trustees and any such controlling person shall have the rights and duties given to the Underwriters by subsection (d)(i) of this Section 7.

     SECTION 8. Contribution.
                ------------

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable by the indemnified parties, although applicable in accordance with its terms, each indemnified party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Occidental, on the one hand, and each of the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and Occidental, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by Occidental, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportions as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Trust as set forth on the cover page of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, on the one hand, and the total underwriting discounts and commissions received by each Underwriter, on the other hand, bear to the total purchase price to the public of the Securities as set forth on such cover page. The relative fault of the Trust or Occidental, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Occidental or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of Occidental, each officer of Occidental who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls

Occidental or the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Occidental. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers or trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Securities to the Underwriters.

     SECTION 10. TERMINATION OF AGREEMENT.
                 ------------------------

          (a) The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time if (i) between the date hereof and the Closing Date, there shall have been any material adverse change in the consolidated financial condition of the Trust or of Occidental and its subsidiaries, taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Representatives, impracticable to market or to enforce contracts for sale of the Securities, (iii) trading in any securities of Occidental shall have been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, (iv) since the date of this Agreement, any nationally recognized securities rating agency in the United States shall have publicly announced that it has (A) placed the Securities or Occidental's long-term debt generally on what is commonly termed a "watch list" for possible downgrading or (B) downgraded the Securities or Occidental's long-term debt generally, or (v) the Offerors shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in
     Section 6 hereof.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

     SECTION 11. Default by One or More of the Underwriters.  If one or more of
                 ------------------------------------------
the Underwriters shall fail at Closing Time or a Delivery Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date pursuant to this Agreement, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date pursuant to this Agreement, this Agreement or, with respect to any Delivery Date which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Offerors to sell the Option Securities to be purchased and sold on such Delivery Date shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Delivery Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Offerors shall have the right to postpone Closing Time or the relevant Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

     SECTION 12. Notices. All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them care of Merrill Lynch at 10877 Wilshire Boulevard, Suite 1900, Los Angeles, California 90024, attention of Harry T. McMahon III; notices to the Trust and Occidental shall be directed to them at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer.

     SECTION 13.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Underwriters and the Trust and Occidental and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and Occidental and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and Occidental and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. This Agreement shall be governed by and
                 ----------------------
construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law. Except as otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 15. Effect of Headings. The Article and Section headings herein and
                 ------------------
the Table of Contents are for convenience only and shall not affect the construction hereoF.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Trust and the Guarantor in accordance with its terms.

                              Very truly yours,

                              OCCIDENTAL PETROLEUM CORPORATION

                              By: /s/ J. R. Havert
                                 -----------------------------------
                                 Name: J. R. Havert
                                 Title: Vice President and Treasurer


                              OXY CAPITAL TRUST I

                              By: /s/ J. R. Havert
                                 -----------------------------
                                 Name:  J. R. Havert
                                 Title:  Regular Trustee

                              By: /s/ A. R. Leach
                                 -----------------------------
                                 Name:  A. R. Leach
                                 Title:  Regular Trustee

                              By: /s/ John Zaylor
                                 -----------------------------
                                 Name:  John Zaylor
                                 Title:  Regular Trustee

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By /s/ Harry T. McMahon, III
  ---------------------------------------

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                          Name of Underwriter                                    Number of
                                                                                Securities
------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                                                  2,050,000
            Incorporated................................................
A.G. Edwards & Sons, Inc................................................               2,050,000
Morgan Stanley & Co. Incorporated.......................................               2,050,000
PaineWebber Incorporated................................................               2,050,000
Prudential Securities Incorporated......................................               2,050,000
Salomon Smith Barney Inc................................................               2,050,000
ABN AMRO Incorporated...................................................                 200,000
BT Alex. Brown Incorporated.............................................                 200,000
Robert W. Baird & Co. Incorporated......................................                 200,000
Bear, Stearns & Co. Inc.................................................                 200,000
BNY Capital Markets, Inc................................................                 200,000
CIBC Oppenheimer Corp...................................................                 200,000
Credit Suisse First Boston Corporation..................................                 200,000
Dain Rauscher Incorporated..............................................                 200,000
Donaldson, Lufkin & Jenrette Securities Corporation.....................                 200,000
EVEREN Securities, Inc..................................................                 200,000
Fleet Securities, Inc...................................................                 200,000
Goldman, Sachs & Co.....................................................                 200,000
Legg Mason Wood Walker, Incorporated....................................                 200,000
NationsBanc Montgomery Securities LLC...................................                 200,000
OLDE Discount Corporation...............................................                 200,000
Petrie Parkman & Co., Inc...............................................                 200,000
Piper Jaffray Inc.......................................................                 200,000
Raymond James & Associates, Inc.........................................                 200,000
SG Cowen Securities Corporation.........................................                 200,000
Scotia Capital Markets (USA) Inc........................................                 200,000
TD Securities (USA) Inc.................................................                 200,000
Tucker Anthony Incorporated.............................................                 200,000
Warburg Dillon Read LLC.................................................                 200,000
Wheat First Securities, Inc.............................................                 200,000
Advest, Inc.............................................................                 100,000
J.C. Bradford & Co......................................................                 100,000
Craigie Incorporated....................................................                 100,000
Crowell, Weedon & Co....................................................                 100,000
Fahnestock & Co. Inc....................................................                 100,000
Fidelity Capital Markets, A Division of National Financial Services
 Corp...................................................................                 100,000
Fifth Third/The Ohio Company............................................                 100,000
First Albany Corporation................................................                 100,000
Gibraltar Securities Co.................................................                 100,000
Gruntal & Co., L.L.C....................................................                 100,000

                                    Sch A-1

Hilliard Lyons Inc......................................................                 100,000
Howe Barnes Investments, Inc............................................                 100,000
Wayne Hummer Investments LLC............................................                 100,000
Janney Montgomery Scott Inc.............................................                 100,000
Kirkpatrick, Pettis, Smith, Polian Inc..................................                 100,000
McDonald Investments Inc., a KeyCorp Company............................                 100,000
McGinn, Smith & Co., Inc................................................                 100,000
Mesirow Financial, Inc..................................................                 100,000
Morgan Keegan & Company, Inc............................................                 100,000
David A. Noyes & Company................................................                 100,000
Parker/Hunter Incorporated..............................................                 100,000
The Robinson-Humphrey Company, LLC......................................                 100,000
Roney Capital Markets, A Division of First Chicago Capital Markets, Inc.                 100,000
Scott & Stringfellow, Inc...............................................                 100,000
Stephens Inc............................................................                 100,000
Stifel, Nicolaus & Company, Incorporated................................                 100,000
Stone & Youngberg.......................................................                 100,000
Trilon International Inc................................................                 100,000
Utendahl Capital Partners, L.P..........................................                 100,000
                                                                                      ----------
               Total....................................................              20,000,000
                                                                                      ==========

                                    Sch A-2

                                                                      SCHEDULE B

                              OXY CAPITAL TRUST I
             8.16% Trust Originated Preferred Securities ("TOPrS")
               (Liquidation Amount of $25 Per Preferred Security)

     1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

     2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above; provided that the purchase price per Preferred Security for any Option Securities purchased upon exercise of the over-allotment option described in Section 2(b) shall be increased by an amount per Preferred Security equal to any accrued distributions from, and including, January 20, 1999 to, but excluding, the Delivery Date on which such Option Securities are purchased.

     3. The commission per Preferred Security to be paid by Occidental Petroleum Corporation to the Underwriters for their commitments hereunder shall be $.7875.


                                    Sch B-1

                                                                       Exhibit A

       1. The statements in the Prospectus under the captions "Certain Terms of the Preferred Securities" and "Description of Preferred Securities," insofar as they constitute summaries of legal matters or documents, have been reviewed by us and are accurate in all material respects.

       2. The Trust is not an "investment company" within the meaning of the 1940 Act.

       3. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration, the Trust has the business trust power and authority to
(x) own property and conduct its business, all as described in the Prospectus,
(y) enter into and perform its obligations under the Underwriting Agreement, and
(z) issue and perform its obligations under the Preferred Securities and the Common Securities.

       4. Assuming the Declaration has been duly authorized, executed and delivered by the Trustees and the Company, the Declaration is a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees, in accordance with its terms, except to the extent that (x) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) the rights to indemnity and contribution contained therein may be limited by applicable law or the public policy underlying such laws.

       5. Under the Delaware Act and the Declaration, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary business trust action on the part of the Trust; and the Underwriting Agreement has been duly executed by the Trust.

       6. The Common Securities have been duly authorized for issuance by the Declaration and, when issued and delivered pursuant to the Common Securities Subscription Agreement, will be validly issued and represent undivided beneficial interests in the assets of the Trust; and under the Delaware Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

       7. The Preferred Securities have been duly authorized for issuance by the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, and (subject to the qualifications set forth herein) represent fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and under the Delaware Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights. We note that the Preferred Security

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

holders will be subject to the withholding provisions of Section 11.4 of the Declaration and may be required to make payment or provide indemnity or security as set forth in the Declaration.

       8. The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation of the transactions contemplated therein, and compliance by the Trust with its obligations thereunder will not violate any of the provisions of the Certificate of Trust or the Declaration or Applicable Law. As used in this opinion, "Applicable Law" shall mean those laws, rules and regulations of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than state securities laws, as to which we express no opinion) but without our having made any special investigation with respect to any other laws, rules or regulations.

       9. No authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust under Applicable Law in connection with the issuance and sale of the Common Securities and the Preferred Securities or the purchase by the Trust of the Subordinated Debt Securities except such as have been obtained and such as may be required by state securities laws, as to which such we express no opinion.

       10. The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

       11. The statements in the Prospectus under the caption "Certain United States Federal Income Tax Consequences", insofar as they constitute summaries of legal matters, have been reviewed by us and are accurate in all material respects.

                                                                       Exhibit B

       (i) The Bank of New York ("BONY") is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States, with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee.

       (ii) The execution, delivery and performance by BONY, in its capacity as Property Trustee (the "Property Trustee"), of the Declaration and, in its capacity as Preferred Guarantee Trustee, of the Preferred Securities Guarantee Agreement, have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Preferred Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement, when duly executed and delivered by the Property Trustee and the Preferred Guarantee Trustee, respectively, will constitute legal, valid and binding obligations of the Property Trustee and the Preferred Guarantee Trustee, respectively, enforceable against the Property Trustee and the Preferred Guarantee Trustee, respectively, in accordance with their terms.

       (iii) Based on an officer's certificate of BONY, there are no actions, proceedings or investigations pending or threatened against or affecting BONY before any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the Property Trustee's ability to carry out the transactions contemplated in the Declaration or the Preferred Guarantee Trustee's ability to carry out the transactions contemplated in the Preferred Securities Guarantee Agreement.

       (iv) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Preferred Guarantee Trustee, respectively, do not conflict with, or constitute a breach of, the articles of association or the certificate of incorporation of BONY, as the case may be, or bylaws of BONY.

       (v) No consent, approval or authorization of, or registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration, or by the Preferred Guarantee Trustee of the Preferred Securities Guarantee Agreement.

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

                                                                       Exhibit C

       (i) The Bank of New York (Delaware) ("BONY-Delaware") is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

       (ii) The execution, delivery and performance by BONY-Delaware, in its capacity as Delaware Trustee (the "Delaware Trustee"), of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration, when duly executed and delivered by the Delaware Trustee, will constitute the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee, in accordance with its terms.

       (iv) Based on an officer's certificate of BONY-Delaware, there are no actions, proceedings or investigations pending or threatened against or affecting BONY-Delaware before any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the Delaware Trustee's ability to carry out the transactions contemplated in the Declaration.

       (v) The execution, delivery and performance by the Delaware Trustee of the Declaration does not conflict with, or constitute a breach of, the articles of association or the certificate of incorporation of BONY-Delaware, as the case may be, or bylaws of BONY-Delaware.

       (vi) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

                                      C-1